SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2003

Sequenom, Inc.

(Exact name of registrant as specified in its charter)

000-29101

(Commission File Number)

Delaware	77-0365889
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA 92121

(Address of principal executive offices, with zip code)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

99.1	Press release dated October 28, 2003 of the registrant

Item 12.    Results of Operations and Financial Condition

On October 28, 2003, the registrant issued a press release announcing financial results for the three months and nine months ended September 30, 2003. A copy of this press release is attached hereto as Exhibit 99.1. The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC

Date: October 28, 2003	By:	/s/ STEPHEN L. ZANIBONI

Stephen L. Zaniboni Chief Financial Officer